STRICTLY PRIVATE AND CONFIDENTIAL

DOMESTIC CUSTODY AGREEMENT BETWEEN [THE CUSTOMER] AND JPMORGAN CHASE BANK, N.A.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

Table of contents

Domestic Custody Agreement			1

1.	Intention of the Parties; Definitions		1
	1.1	Intention of the Parties	1
	1.2	Definitions	1

2.	What Bank is Required to Do		3
	2.1	Set Up Accounts	3
	2.2	Cash Account	3
	2.3	Segregation of Assets; Nominee Name	4
	2.4	Settlement of Transactions	4
	2.5	Contractual Settlement Date Accounting	4
	2.6	Actual Settlement Date Accounting	5
	2.7	Income Collection (AutoCredit®)	5
	2.8	Miscellaneous Administrative Duties	6
	2.9	Corporate Actions	6
	2.10	Class Action	6
	2.11	Proxies	7
	2.12	Statements of Account	7
	2.13	Access to Bank’s Records	7
	2.14	Tax Relief Services	8
	2.15	Notification	8

3.	Instructions		8
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	8
	3.2	Verification and Security Procedures	8
	3.3	Instructions Contrary to Law/Market Practice	9
	3.4	Cut-Off Times	9
	3.5	Electronic Access	9

4.	Fees, Expenses and Other Amounts Owing to Bank		9
	4.1	Fees and Expenses	9
	4.2	Overdrafts	10
	4.3	Bank’s Right Over Securities; Set-off	10

5.	Securities Depositories		10
	5.1	Use of Securities Depositories	10

6.	Additional Provisions Relating to Customer		11
	6.1	Representations of Customer and Bank	11
	6.2	Customer to Provide Certain Information to Bank	11

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

	6.3	Customer is Liable to Bank Even if it is Acting for Another Person	11

7.	When Bank is Liable to Customer		12
	7.1	Standard of Care; Liability	12
	7.2	Force Majeure	13
	7.3	Bank May Consult With Counsel	13
	7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	13
	7.5	Assets Held Outside Bank’s Control	13
	7.6	Ancillary services	14

8.	Taxation		14
	8.1	Tax Obligations	14
	8.2	Tax Relief Services With Respect to American Depository Receipts	15

9.	Termination		15
	9.1	Term and Termination	15
	9.2	Exit Procedure	16

10.	Miscellaneous		16
	10.1	Notices	16
	10.2	Successors and Assigns	16
	10.3	Interpretation	17
	10.4	Entire Agreement	17
	10.5	Insurance	17
	10.6	Security Holding Disclosure	17
	10.7	USA PATRIOT Act Disclosure	17
	10.8	Governing Law and Jurisdiction	17
	10.9	Severability; Waiver; and Survival	18
	10.10	Confidentiality	18
	10.11	Counterparts	19
	10.12	No Third Party Beneficiaries	19
	SCHEDULE 1		20
	Persons Authorized To Give Instructions		20
	SCHEDULE 2		22
	Authorized Fund Managers/Advisers		22
	APPENDIX A TO SCHEDULE 2		23
	Specimen Fund Manager Mandate		23
	SCHEDULE 3		25
	Electronic Access		25
	EXHIBIT 1 TO SCHEDULE 3		27
	Products		27

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

Domestic Custody Agreement

This Agreement, dated ____________________, 200__, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Bank”), with a place of business at [________________________]; and [________________________] (“Customer”), a company registered under the Investment Company Act of 1940, as amended, with a place of business at [________________________________________].

1.	Intention of the Parties; Definitions

1.1	Intention of the Parties

(a)
This Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer.  Bank will be responsible for the performance of only those duties set forth in this Agreement.

(b)	The Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services under this Agreement.

(c)
It is the intention of the parties that the services offered by Bank under this Agreement with respect to the custody of Securities and related settlement services will be limited to Securities that are issued in the United States (“U.S.”) by an issuer that is organized under the laws of the U.S. or any state thereof, or that are both traded in the U.S. and eligible for deposit in a U.S. Securities Depository.

1.2	Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity that controls, controlled by, or under common control with, Bank.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from the Customer in the form of Schedules 1 or 2 as the case may be (or by written notice in the form of Appendix A to Schedule 2 from any agent designated by the Customer under this Agreement, including, without limitation, an investment manager) to act on behalf of the Customer under this Agreement.  Such persons will continue to be Authorized Persons until such time as Bank receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank and its nominees, directors, officers, employees and agents.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning the Customer or the Accounts which Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than Bank’s breach of the terms of this Agreement or information which Bank obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include rights with respect to class action litigation or proxy voting.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Securities Entitlement.  “Financial Asset” does not include cash.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank believes in good faith to have been given by an Authorized Person.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Assets as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

“Security Intermediary” means Bank, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” has the meaning set forth in Section 3.2(a).

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	What Bank is Required to Do

2.1	Set Up Accounts

(a)	Bank will establish and maintain the following accounts (“Accounts”):

(i)	one or more Securities Accounts in the name of Customer for Financial Assets, which may be received by or on behalf of Bank for the account of Customer, including as an Entitlement Holder; and

(ii)	one or more accounts in the name of Customer (“Cash Account”) for any and all cash received by or on behalf of Bank for the account of Customer.

(b)	At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement:

(i)
in accordance with the provisions of an agreement among Customer and a broker-dealer (registered under the Securities and Exchange Act of 1934 (“Exchange Act”) and a member of the National Association of Securities Dealer, Inc. (“NASD”), or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization, regarding escrow or other arrangements  in connection with transactions by Customer;

(ii)	for the purpose of segregating cash or Financial Assets with options purchased or sold by Customer; and

(iii)	for any other corporate purposes as per the Instruction of an Authorized Person.

2.2	Cash Account

(a)
Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank in which cash shall not be subject to withdrawal by check or draft.  Funds credited to the Cash Account will be transferred by Bank by means of Instruction (“payment order”) to a Bank administrator assigned to Customer.  Payment orders and Instructions seeking to cancel payment orders or to amend payment orders shall be verified in accordance with a Security Procedure or, if no Security Procedure is applicable, Bank may execute or pay payment orders issued in Customer’s name which Bank believes in good faith to have been given by an Authorized Person.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(b)
Any amounts credited by Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if Bank does not receive final payment in a timely manner.  Bank will notify Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name

(a)	Bank will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b)	Bank is authorized, in its discretion:

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank in bearer form;

(ii)	to hold Financial Assets in or deposit Financial Assets with any Securities Depository or settlement system;

(iii)	to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with Bank; and

(iv)	to register in the name of Customer, Bank, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, Bank will act in accordance with Instructions with respect to the settlement of transactions.  Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be borne by Customer whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement and will notify Customer of such failure.

2.5	Contractual Settlement Date Accounting

(a)
Should Customer request to have Bank’s Contractual Settlement Date Accounting Service, Bank will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where Bank generally offers contractual settlement date accounting.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(i)
Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at Bank pending settlement of the transaction if not already delivered.

(ii)
Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at Bank.  Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets.  Customer will not be entitled to the delivery of Assets that are awaiting receipt until Bank actually receives them.

Upon request, Bank shall provide Customer with a list of those markets for which it provides contractual settlement date accounting.  Bank may add markets to or remove markets from this list upon notice to Customer that is reasonable in the circumstances. Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)
Bank may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement, upon notice to Customer, in cases where Bank reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  Customer will be responsible for any costs or liabilities resulting from such reversal.  Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting

With respect to any settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by Bank.

2.7	Income Collection (AutoCredit®)

(a)	Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

(b)
Bank will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”).  Bank may reverse AutoCredit credits upon oral or written notification to Customer if Bank believes that the corresponding payment will not be received by Bank within a reasonable period or the credit was incorrect.

(c)
In markets where Bank does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by Bank or any third party) will be credited only after actual receipt and reconciliation.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(d)	Bank will make good faith efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment.

2.8	Miscellaneous Administrative Duties

(a)	Until Bank receives Instructions to the contrary, Bank will:

(i)
present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)
In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action, Bank will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to Bank its interest in such fractional interests.

(c)
If some, but not all, of an outstanding class of Financial Assets is called for redemption, Bank may allot the amount to be redeemed from its customers on a pro rata basis or in a similar manner Bank deems fair and equitable.

2.9	Corporate Actions

(a)
Bank will act in accordance with prevailing market standards to obtain information concerning Corporate Actions that is publicly available in such market.  Bank also will review information to which it subscribes for information concerning such Corporate Actions.  Bank will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)
Bank will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide Bank with timely Instructions with respect to any Corporate Action, neither Bank nor its nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Corporate Actions

Any notices received by Bank’s corporate actions department about settled securities class action that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant security in custody with Bank at the relevant time.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

2.11	Corporate Actions

(a)
Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)
The Proxy Voting Service does not include physical attendance at shareholder meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(c)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another Corporate Action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.

2.12	Corporate Actions

(a)
Bank will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account.  If agreed by the parties, statements of account will be accessed by Customer on-line.  Otherwise, statements will be sent to Customer at times to be mutually agreed by the parties.  Customer will review its statement of account and give Bank written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission.

(b)
Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes.  Bank will not be liable for any loss or damage arising out of the inaccuracy of any such information accessed on-line.

2.13	Corporate Actions

(a)
Bank will allow Authorized Persons of Customer's auditors and independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(b)
Bank will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of Bank relating to the Accounts.  Bank may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. Customer shall reimburse Bank for the cost of copying, collating and researching archived information at Bank’s regular hourly rate.

2.14	Tax Relief Services

Bank will provide tax relief services as provided in Section 8.2.

2.15	Notification

If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting it on the website.

3.	Instructions

3.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)
Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry.  Customer will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)
Bank shall promptly notify an Authorized Person if Bank determines that an Instruction does not contain all information reasonably necessary for Bank to carry out the Instruction.  Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction pending receipt of such missing information, clarification or confirmation.

(d)
In executing or paying a payment order, Bank may rely upon the identifying number (e.g., Fedwire routing number or account) of any party as instructed in the payment order.  Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2	Verification and Security Procedures

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(a)
Bank and Customer shall from time to time agree upon security procedures to be followed by Customer upon the issuance of an instruction and/or by Bank upon the receipt of an instruction, so as to enable Bank to verify that such instruction is authorized (“Security Procedures”).  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

(b)	Bank and Customer shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(c)	Either party may record any of their telephone communications.

3.3	Instructions Contrary to Law/Market Practice

Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice and Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-Off Times

Bank has established cut-off times for receipt of Instructions, which will be made available to Customer.  If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

3.5	Electronic Access

Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 3.

4.	Fees, Expenses and Other Amounts Owing to Bank

4.1	Fees and Expenses

Customer will pay Bank for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents.  The Bank will invoice the Customer for amounts owing to it and such amounts will be payable within thirty (30) days of the invoice.  The Bank will be entitled to deduct amounts owing to it from the Cash Account if Customer has not objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). If Customer disputes an invoice, it shall nevertheless pay, or allow the Bank to deduct, such portion of the invoice that is not subject to a bona fide dispute.  Without prejudice to Bank’s other rights, Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as Bank may reasonably determine.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

4.2	Overdrafts

If a debit to the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time.  No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

4.3	Bank’s Right Over Securities; Set-off

(a)
Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent (“Indebtedness”).

(b)
Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Indebtedness the credit balance of any of Customer's accounts (whether deposit or otherwise) with any branch or office of Bank or with any Affiliate of Bank of which Customer is the beneficial owner. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits.  Bank will notify Customer in advance of any such charge unless Bank reasonably believes that it might prejudice its interests to do so and, in such event, Bank will notify Customer promptly afterwards.

5.	Securities Depositories

5.1	Use of Securities Depositories

(a)
Bank may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(b)
Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

6.	Additional Provisions Relating to Customer

6.1	Representations of Customer and Bank

(a)
Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds) and grant a lien over Financial Assets as contemplated by Section 4.3; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) Bank may rely upon the certification of such other facts as may be required to administer Bank’s obligations under this Agreement and Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications; and (v) it is a resident of the U.S. and shall notify Bank of any changes in residency.

(b)
Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

6.2	Customer to Provide Certain Information to Bank

Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

6.3	Customer is Liable to Bank Even if it is Acting for Another Person

If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement.  In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account.  The foregoing will not affect any rights Bank might have against Customer's principal.

7.	When Bank is Liable to Customer

7.1	Standard of Care; Liability

(a)
Bank will use reasonable care in performing its obligations under this Agreement.  Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)
Bank will be liable for Customer’s direct damages to the extent they result from Bank’s fraud, negligence, or willful misconduct in performing its duties as set out in this Agreement.  Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance under this Agreement, or Bank’s role as custodian.

(c)
Customer will indemnify Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of Bank Indemnitees in connection with or arising out of (i) Bank’s performance under this Agreement, provided Bank Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question, or (ii) any Bank Indemnitees’ status as a holder of record of Customer’s Financial Assets.

(d)	Without limiting Subsections 7.1(a), (b) or (c), Bank will have no duty or responsibility to:

(i)	question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

(ii)	supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii)	advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement; or

(iv)	evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

7.2	Force Majeure

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its custody business that it determines from time to time meet reasonable commercial standards.  Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including, without limitation, the non-availability of appropriate foreign exchange).

7.3	Bank May Consult With Counsel

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and shall not be liable to Customer for any action taken or omitted pursuant to such advice.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result

(a)
Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Accounts or that circumstances are such that Bank may have a potential conflict of duty or interest.  For example, Bank or its Affiliates may:

(i)	act as a market maker in the Financial Assets to which the Instructions relate;

(ii)	provide brokerage services to other customers;

(iii)	act as financial adviser to the issuer of such Financial Assets;

(iv)	act in the same transaction as agent for more than one customer;

(v)	have a material interest in the issue of the Financial Assets; or

(vi)	earn profits from any of the activities listed herein.

(b)
Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

7.5	Assets Held Outside Bank’s Control

Bank will not be obliged to hold Financial Assets or cash with any person not agreed to by Bank.  Furthermore, Bank will not be obliged to register or record Financial Assets in the name of any person not agreed to by Bank. If, however, Customer makes such a request and Bank agrees to the request, the consequences of doing so will be at Customer’s own risk.  Bank will not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

7.6	Ancillary services

Bank may use third parties to provide ancillary services (i.e., services that do not form part of the custody services contained in Article 2 and which include without limitation courier or pricing services).  While Bank will use reasonable care in the selection and retention of such third parties, it will not be responsible for any errors or omissions made by such third party in providing the relevant services.

8.	Taxation

8.1	Tax Obligations

(a)
Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)
Customer will provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify Bank immediately if any information requires updating or correcting.  Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from:

(i)	the inaccurate completion of documents by Customer or any third party;

(ii)	the provision to Bank or a third party of inaccurate or misleading information by Customer or any third party;

(iii)	the withholding of material information by Customer or any third party; or

(iv)	any delay by any revenue authority or any other cause beyond Bank’s control.

(c)
If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, U.S. non-resident alien tax and/or backup withholding tax).

(d)
Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that Bank will be responsible for any penalty or additions to tax due solely as a result of Bank’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

8.2	Tax Relief Services With Respect to American Depository Receipts

(a)
Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets comprised of American Depository Receipts credited to the Securities Account that Bank believes may be available.  To defray expenses pertaining to nominal tax claims, Bank may from time to time set minimum thresholds as to a de minimus value of tax relief claims or reduction of withholding which it will pursue in respect of income payments under this Section 8.2

(b)
The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets comprised of American Depository Receipts in the Account or the payment of income.

(c)
Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which this tax relief service is offered.  Other than as expressly provided in this Section 8.2, Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	Termination

9.1	Term and Termination

(a)
The initial term of this Agreement shall be for a period of three years following the date on which Bank commenced providing services under the Agreement.  Following the initial term, Customer may terminate this Agreement on sixty (60) days' written notice to Bank. Bank may terminate this Agreement on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 9.1(a):

(i)
Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)
Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(iii)
Bank may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and

(iv)
Customer may terminate this Agreement at any time on sixty (60) days’ written notice to Bank upon payment of a termination fee.  The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date Bank commenced providing services under this Agreement if that period is less than six months.

9.2	Exit Procedure

Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash a reasonable period before the effective time of termination of this Agreement.  If Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk.  Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	Miscellaneous

10.1	Notices

Notices (other than Instructions) under this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing.  Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation.  References to articles and sections are to articles and sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement

This Agreement, including the Schedules, Exhibits and any riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written.  Amendments must be in writing and signed by both parties.

10.5	Insurance

Customer acknowledges that Bank will not be required to maintain any insurance coverage specifically for the benefit of Customer.  Bank will, however, provide details of its own general insurance coverage to Customer on request.

10.6	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.7	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new Account with it.  Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain certain information (“identifying information”) from Customer or on some occasions from third parties regarding Customer.  Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by Bank.

10.8	Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the U.S. or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.  The U.S. District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have the proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

10.9	Severability; Waiver; and Survival

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.10	Confidentiality

(a)
Subject to Section 10.10(b), Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over Bank’s business, or with the consent of Customer.

(b)	Customer authorizes Bank to disclose Confidential Information to:

(i)
any subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that Bank believes it is reasonably required in connection with Bank’s provision of relevant services under this Agreement;

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

(ii)	its professional advisors, auditors or public accountants;

(iii)	its Affiliates; and

(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(c)	Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement in confidence.

10.11	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.12	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

THE CUSTOMER	JPMORGAN CHASE BANK, N.A.

By:__________________________________ Name: Title: Date:	By:_________________________________ Name: Title: Date:

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

SCHEDULE 1

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

Signed for and on behalf of the Customer by:

Signature:

Name:

Position:

* i.e., writing, telephone or facsimile

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

SCHEDULE 2

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording.  A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*

Signature:

Name:

Position:

*

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

APPENDIX A TO SCHEDULE 2

Specimen Fund Manager Mandate

TO:    JPMORGAN CHASE BANK, N.A.

DOMESTIC CUSTODY DIVISION

DATE: ____________________

Dear Sirs,

Re: Domestic Custody for  (the "Customer").

We represent that we have been appointed by the Customer as its fund manager for the account(s) listed below and that we have full authority from the Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this representation.

We set out the names and specimen signatures of those individuals authorized by us to operate accounts and give instructions on behalf of the Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Domestic Custody Agreement between JPMorgan and the Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorized to give instructions shall be authorized to give instructions in respect of all securities and cash accounts, and shall be authorized to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of Fund Manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed:

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

* i.e., writing, telephone or facsimile

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

SCHEDULE 3

Electronic Access

1.        The Bank shall permit the Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  The Bank reserves the right to modify this Schedule 3 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Customer. The Bank shall endeavour to give the Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Customer if the Bank determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.        In consideration of the fees paid by the Customer to the Bank and subject to any applicable Software License Addendum in relation to Bank owned or sublicensed Software provided for a particular Application and Applicable Law, the Bank grants to the Customer on the terms of this Schedule 3 a non-exclusive license to use the Products and the information and data made available to the Customer through the Products (the “Data”) for the sole use of the Customer.  The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.        The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by the Bank’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Schedule 3, the provisions of this Schedule 3 shall prevail.

4.        The Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks.  The Customer shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by the Bank.  The Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Customer, and the Bank disclaims all risks related thereto, notwithstanding that the Bank may recommend certain security and/or communication software packages.  All such software must be interoperable with the Bank’s software.  Each of the Customer and the Bank shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.        Notwithstanding the other provisions of the Agreement, the Bank shall not be liable for any Liabilities arising out of the use or unavailability of the Bank’s web site or any means provided by the Bank of accessing the Products through the Bank’s web site in the absence of the Bank’s gross negligence or wilful misconduct.

6.        The Customer shall not use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

7.        The Customer shall promptly and accurately designate in writing to the Bank the geographic location of its users from time to time.  The Customer further represents and warrants to the Bank that the Customer shall not access the service from any jurisdiction which the Bank informs the customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable the Bank to process the data set out therein for the purposes of providing the Products.

8.        The Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 3.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

EXHIBIT 1 TO SCHEDULE 3

Products

Browser based Applications:

Name of Application	Description
Accounting	Provides Internet-based access to verified accounting data and net asset values.
Accounting Statements	Enables Customer to download official financial statement reports and associated data files via the Internet.
ACH Initiation	Provides Internet based access to ACH transactions, allowing warehousing for a period in advance of the settlement date, interactive deletions, amount changes or account modifications.
Cash Balances and Transaction Reporting	Allows retrieval of information, review of transaction histories and determines cash flow for accounts with the Bank and other financial institutions worldwide in any currency.
Cash Concentration Reporting	Provides Internet-based access to cash concentration accounts supported by reports on deposit banks, divisions and locations.
Compliance	Provides internet-based compliance reporting according to client-defined criteria permitting the identification and resolution of violations to client investment guidelines.
Compliance File Upload	Permits third party compliance clients to send their portfolio details to the Bank. Compliance results are delivered via the internet-based compliance reporting application.
Continuous Linked Settlement
Allows users to monitor their Continuous Linked Settlement positions and individual trades via the Internet via a range of inquiry and reporting functions. Optional Continuous Linked Settlement transaction entry is also available.

Corporate Action Instructions	Provides Internet-based instruction capability for U.S. and global voluntary corporate actions together with intraday notifications of voluntary corporate action events.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

Name of Application	Description
DataXchange	A utility to reformat and translate data to enable integration between client systems and the Bank.
File Delivery / Messenger	Enables Customer to securely download report and/or custom data files using SSL encryption. Customer may also utilise the Bank’s Messenger software to schedule automated downloads.
Funds Transfer Initiation	Provides initiation of multi currency payments (through file import, use of free formats or templates) from accounts with the Bank and other financial institutions.
Funds Transfer Reporting	Provides Internet-based transaction reports for wires initiated through JPMorgan ACCESS as predefined (repetitive) and free-form transfers for accounts with the Bank and other financial institutions.
Inquiry and Customer Services	Provides Internet based access to funds transfer transaction details, initiation of investigations, receipt of responses and generation of analytical reports at any time.
Liquidity Reporting and Transaction Services	Provides cash concentration services via the Internet by facilitating the physical movement of funds from one account (subsidiary account) to another account (concentration account).
News & Reference	Provides Internet access to the Bank’s research reports together with global network information, financial news and market quotes.
Performance
Provides flexible Internet access to a security level, multi-currency performance measurement system. Customizable portfolio analytical and reporting capabilities include risk analysis, attribution analysis and “what-if” testing

Secure eMail	Provides a secure means for Customer to communicate online with Bank personnel.
Transaction Initiation	Provides Internet-based capability for entry and transmission of U.S. and global custody transactions.
Trustee and Fiduciary Services	Provides Internet-based capability for intra-day processing, reporting and enquiry for the Bank’s trustee and depository clients

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

Name of Application	Description
Views Reporting / Portfolio Views
Provides Internet-based custody, accounting and securities lending reporting on an intra-day, close-of-business or historical basis. Bank clients may choose from standard board-room quality reports or create and save custom formats.

Software based Applications:

Name of Application	Description
Cash Decision Worksheet (CDW)
Provides the ability to integrate data from IM and CPS modules as well as importing transactions from the client’s account receivable/payment systems into a Microsoft Excel spreadsheet to allow customers to arrive at a more accurate cash position

Client Payment System (CPS)
Provides a global payment system that supports domestic and global wire transfer in multiple currencies, supporting both the Bank and multibank institutions around the world.  Offers US ACH payments against pre-established accounts worldwide

FX Trader (CTS)	A real time foreign currency trading and payment system that offers the ability to initiate foreign currency wires and print foreign currency drafts.
General Ledger (G/L)
Provides automatic and manual posting of bank transactions to general ledger accounts. User-defined posting rules provide the ability to automatically assign general ledger account numbers to each bank reported transaction

Info-Xchange (CIO)	Provides the ability to transmit payment files to and receive confirmations from the Bank and required level of security for these files.
Infostation Administration	Permits the Customer to establish user access to the electronic banking services formerly known as Single Sign-on.
InfoStation InfoMatch	Provides a file comparison tool for comparing the Customer’s file records with an InfoStation Reporter file.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

Name of Application	Description
Infostation Query
Permits U.S. custody inquiry initiation, which allows for investigation of inquiries sent by the Customer to the Bank’s custody operations and/or the Bank’s Customer Service team.  Provides the ability to follow the status of the investigation (formerly known as InfoQ).

Information Manager (IM)	Provides balance and transaction information retrieval in addition to storage and inquiry capabilities for multicurrency accounts with the Bank and other financial institutions worldwide.
InfoStation Reporter	Permits the Customer to access information related to global custody account holdings, transactions and cash records.
Infostation Transaction Initiation	Permits the entry and transmission of U.S. and global custody transactions (formerly known as Transaction Entry).
TITAN (Trust Information Transaction Accounting Network)	Permits the Customer to access US domestic pension and custody account asset information, transaction records and cash projection information.
TITAN Trade Data Entry	Permits the Customer's issuance of instructions relating to U.S. domestic securities and cash assets under an authentication protocol, via Cheetah communications software.
Transaction Reconciliation (Recon)	Offers the ability to match (reconcile) bank reported transactions to client transactions using a set of client specified criteria.
Xchange	Provides an interface between InfoStation Reporter data and industry standard portfolio management systems such as PAM and CAMRA.

Form Domestic Custody Agreement (Mutual Fund) February 28, 2007

STRICTLY PRIVATE AND CONFIDENTIAL

GLOBAL CUSTODY RIDER TO DOMESTIC CUSTODY AGREEMENT BETWEEN [THE CUSTOMER] AND JPMORGAN CHASE BANK, N.A.

Global Custody Rider for Mutual Funds (February 28, 2007)

GLOBAL CUSTODY RIDER

TO

DOMESTIC CUSTODY AGREEMENT

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a)
This Rider together with the Domestic Custody Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer with respect to Global Securities (i.e., Securities other than U.S. Securities, which are governed exclusively by the terms of the Domestic Custody Agreement).  To the extent there are any inconsistencies between the terms of the Domestic Custody Agreement and the terms of this Rider, the terms of this Rider shall govern.

(b)
Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special feathers.  The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Rider and will not be liable for any losses resulting from Country Risk.

1.2	Definitions.

All capitalized terms used in this Rider, unless defined herein, shall have the meanings given to such terms as set forth in the Domestic Custody Agreement.

“1940 Act” means Investment Company Act of 1940, as amended.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Bank” means JPMorgan Chase Bank, N.A.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

Global Custody Rider for Mutual Funds (February 28, 2007)

“Customer” means [_____________________________________________________].

“Domestic Custody Agreement” or “DCA” means the Domestic Custody Agreement between Bank and Customer.

“Eligible Foreign Custodian” means:  (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof; (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Financial Assets” as used in this Rider shall relate exclusively to Global Securities.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section 2.10 of this Rider.

“Global Securities” has the meaning as set forth in paragraph (a) of Section 1.1 of this Rider.

“SEC” means the Securities and Exchange Commission.

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Rider the entities listed in Schedule 1) and includes any Affiliated Subcustodian.  Subcustodians are Securities Intermediaries.  Bank Indemnitees shall include Subcustodians and their nominees, directors, officers, employees and agents.

“U.S. Bank” means a U.S. bank as defined in SEC rule 17f-5(a)(7) of the 1940 Act.

2.	WHAT BANK IS REQUIRED TO DO

Global Custody Rider for Mutual Funds (February 28, 2007)

2.1	Cash Accounts.

(a)
For the purpose of this Rider, Cash Accounts mean one or more deposit accounts in the name of Customer at Bank’s London Branch.  Any cash so deposited with Bank’s London Branch shall be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with any Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)
Notwithstanding paragraph (a) hereof, cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Security Depository will be held in that manner and will not be part of the Cash Account.

2.2	Segregation of Assets; Nominee Name.

(a)
Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank (to the extent permitted by Applicable Law or market practice), such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(b)
Bank and Subcustodian are authorized to register in the name of Subcustodian such Financial Assets as are customarily held in registered form.  Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.

2.3	Income Collection; AutoCredit.

Bank shall provide income collection and AutoCredit service for Global Securities as set forth in Section 2.7 of the DCA.

2.4	Contractual Settlement Date Accounting.

If Customer has elected to have contractual settlement date accounting” basis service for the Global Securities credited to its Securities Account, Bank will provide such service with respect to the settlement of transactions in those global markets where the service is offered as provided in Section 2.5 of the DCA.

Global Custody Rider for Mutual Funds (February 28, 2007)

2.5	Proxy Voting with respect to Global Securities.

(a)
Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.5(c) hereof, act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)
The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request.  Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)
The Proxy Voting Service does not include physical attendance at shareholder meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting; and

(iv)	local market regulations or practices, or restrictions by the issuer.

Additionally, in some cases Bank may be required to vote all shares held for a particular issue for all of Bank’s customers in the same way.  Bank will inform Customer where this is the case.

2.6	Access to Subcustodian’s Records.

Subject to restrictions under Applicable Law, Bank will obtain an undertaking to permit Customer's auditors and independent public accountants reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

Global Custody Rider for Mutual Funds (February 28, 2007)

2.7	Maintenance of Financial Assets at Subcustodian Locations.

Unless Instructions (as detailed in Article 3 entitled “Instructions” of the DCA) require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired or where such Financial Assets are held.  Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Rider, as in effect from time to time.

2.8	Tax Relief Services.

Bank will provide for Global Securities, as set forth in Section 8.2 of the DCA, the same tax relief services that Bank provides for American Depository Receipts.

2.9	Foreign Exchange Transactions.

To facilitate the administration of Customer's trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians.  Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available.  In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Rider, will apply to such transactions.

2.10	Compliance with SEC rule 17f-5 (“rule 17f-5”).

(a)
Customer’s board of directors (or equivalent body) (hereinafter “Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advice Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

Global Custody Rider for Mutual Funds (February 28, 2007)

(b)	In connection with the foregoing, Bank shall:

(i)
provide written reports notifying Customer’s Board of the placement of Financial Assets and cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and, until further notice from Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)
exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)
in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

Global Custody Rider for Mutual Funds (February 28, 2007)

(iv)
determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and cash based on the standards applicable to custodians in the relevant market; and

(v)
have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)
Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)
Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7).  Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk.  Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

Global Custody Rider for Mutual Funds (February 28, 2007)

(e)
Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-A hereto.  Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

2.11	Compliance with SEC rule 17f-7 ("rule 17f-7").

(a)
Bank shall, for consideration by Customer, provide an analysis in accordance with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Financial Assets and cash at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held.  The foregoing analysis will be provided to Customer at Bank’s Website.  In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held.  Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)	Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.11(a) above.
(c)
Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 1-B hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible.  (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 1-B hereto, and as the same may be amended on notice to Customer from time to time.)

3.	INSTRUCTIONS

Global Custody Rider for Mutual Funds (February 28, 2007)

Bank will act upon all Instructions received from Customer with respect to the Financial Assets and cash held for the Accounts in accordance with Article 3 of the DCA and this Rider.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

Customer will pay Bank for its services under this Rider such fees as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.  Invoices will be payable within thirty (30) days of the date of the invoice.  If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute.  The Bank may deduct amounts invoiced from the Cash Account except to the extent that the Customer has objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing).

4.2	Overdrafts.

If a debit to any currency in the Cash Account results in a debit balance in that currency, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) reject the settlement in whole or in any part, or (iii) if posted to the Securities Account, reverse the posting of the Financial Assets credited to the Securities Account.  If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by Bank from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time.  No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

5.	SUBCUSTODIANS

5.1	Appointment of Subcustodians.

(a)
Bank is authorized under this Rider to act through and hold Customer's Financial Assets with subcustodians, being at the date of this Rider the entities listed in Schedule 1 and/or such other entities as Bank may appoint as subcustodians ("Subcustodians").  Bank will use reasonable care in the selection, monitoring and continued appointment of such Subcustodians.  In addition, Bank and each Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository.  At the request of Customer, Bank may, but need not, add to Appendix 1-B an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof.  Bank shall notify Customer in the event that it elects to add any such entity.

Global Custody Rider for Mutual Funds (February 28, 2007)

(b)
Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, and, in the case of cash deposits, except for liens or rights in favor of creditors of Subcustodian arising under bankruptcy, insolvency or similar law, that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration.  Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets.  Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository.  The foregoing will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.2	Liability for Subcustodians.

(a)	Subject to the limitations of liability of Bank set forth in paragraph (b) of Section 7.1 of the DCA, Bank will be liable only for direct losses incurred by Customer that result from:

(i)
the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.

Global Custody Rider for Mutual Funds (February 28, 2007)

(b)
Subject to paragraph (a) of Section 5.1 of this Rider and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)
Bank reserves the right to add, replace or remove Subcustodians.  Bank will give prompt notice of any such action, which will be advance notice if practicable.  Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3	Liability for Securities Depositories

Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the negligence, willful misconduct or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

6.	WHEN BANK IS LIABLE TO CUSTOMER

Bank shall be entitled to all the protective provisions of Article 7 of the DCA in the performance of its duties and obligations under this Rider.  Subcustodians shall be entitled to indemnification under paragraph (c) of Section 7.1 of the DCA as Bank Indemnitees.  Nevertheless, Customer shall not be obligated to indemnify any Subcustodian under Section 7.1(c) of the DCA as Bank’s agent with respect to any Liability for which Bank is liable under Section 5.2 of this Rider.  For puposes of clarity, it is agreed that as used in paragraph (a) of Section 5.2 of this Rider, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

7.	ADDITIONAL TAX OBLIGATIONS

Customer will provide to Bank such certifications, documentation and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way and contains all material information.  Customer undertakes to notify Bank immediately if any information requires updating or correcting.

Global Custody Rider for Mutual Funds (February 28, 2007)

8.	MISCELLANEOUS

8.1	Information Concerning Deposits at Bank’s London Branch.

The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000.  The terms of the FSCS offer protection in connection with deposits and investments in the event of the person to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS.  Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700.  A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

8.2	Severability and Waiver.

(a)
If one or more provisions of this Rider are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Rider operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Rider, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections and remedies under this Rider shall survive its termination.

8.3	Sections Incorporated by Reference.

Global Custody Rider for Mutual Funds (February 28, 2007)

For the avoidance of doubt, the entire Article 10 of the DCA is incorporated by reference into this Rider.  All references to “Agreement” therein shall be read to include this Rider.

8.4	Termination.

(a)	Customer may terminate this Rider on sixty (60) days’ written notice to Bank. Bank may terminate this Rider on one hundred and eighty (180) days’ written notice to Customer.

(b)	Notwithstanding Section 8.4(a):

(i)
Either party may terminate this Rider immediately on written notice to the other party in the event that a material breach of this Rider by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)
Either party may terminate this Rider immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure; and

(iii)	Bank may terminate this Rider on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements.

(c)	This Rider shall automatically terminate with the termination of the DCA. Article 9 of the DCA, to the extent applicable, shall apply to any such termination of this Rider.

THE CUSTOMER	JPMORGAN CHASE BANK, N.A.

By:__________________________________ Name: Title: Date:	By:_________________________________ Name: Title: Date:

Global Custody Rider for Mutual Funds (February 28, 2007)

Appendix 1-A

Information Regarding Country Risk

1.  To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A	Opinions of local counsel concerning:

___	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___	ii.	Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___	iii.	Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.	Written information concerning:

___	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets.

___	ii.	Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.	A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2.  To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports.

Global Custody Rider for Mutual Funds (February 28, 2007)

Appendix 1-B

ELIGIBLE SECURITIES DEPOSITORIES

Global Custody Rider for Mutual Funds (February 28, 2007)